SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |


Check the appropriate box:

| | Preliminary Proxy Statement
| | CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
    BY RULE 14A-6(E)(2))
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Section 240.14a-12

                              ENGELHARD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X| No fee required.
| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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| | Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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


ENGELHARD [Logo]
                                       101 WOOD AVENUE, ISELIN, NEW JERSEY 08830

BARRY W. PERRY
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

                                                                  March 28, 2002


Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders, which will be held at 10 a.m., Eastern Daylight Savings Time, on Thursday, May 2, 2002, at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, NJ 08830-3010.

     The enclosed Notice and Proxy Statement contain information about matters to be considered at the Annual Meeting, at which the business and operations of Engelhard will also be reviewed. Discussions at our Annual Meeting have generally been interesting and useful, and we hope that you will be able to attend. If you plan to attend, please check the box provided on the proxy card and an admission ticket will be sent to you. Only shareholders and their proxies will be permitted to attend the Annual Meeting.

     Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the Annual Meeting.

                                Sincerely yours,

                                /s/ Barry W. Perry

                              ENGELHARD CORPORATION
                                 101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                      -------------------------------------

                NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

                      -------------------------------------


To our Shareholders:
                                                                  March 28, 2002

     The Annual Meeting of Shareholders of Engelhard Corporation, a Delaware corporation, will be held on Thursday, May 2, 2002 at 10 a.m., Eastern Daylight Savings Time, at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, NJ 08830-3010, for the following purposes:

          (1) To elect two Directors;

          (2) To approve the Engelhard Corporation 2002 Long Term Incentive Plan; and

          (3) To transact such other business as may properly come before the meeting.

     The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is close of business on March 15, 2002.

     A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of our Transfer Agent and Registrar, Mellon Investor Services LLC, 120 Broadway, New York, New York 10271, during ordinary business hours for ten days prior to the meeting.

                                     By Order of the Board of Directors

                                     Arthur A. Dornbusch, II
                                     VICE PRESIDENT, GENERAL COUNSEL AND
                                     SECRETARY


            SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY
     THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE OR TO VOTE OVER
                          THE INTERNET OR BY TELEPHONE

                              ENGELHARD CORPORATION
                                 101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                      -------------------------------------

                          PROXY STATEMENT FOR THE 2002
                         ANNUAL MEETING OF SHAREHOLDERS

                      -------------------------------------



                                ABOUT THE MEETING

WHY AM I RECEIVING THESE MATERIALS?

     The Board of Directors of Engelhard Corporation (sometimes referred to as "Engelhard" or "we" or "our") is providing these proxy materials for you in connection with our Annual Meeting of Shareholders which will take place on Thursday, May 2, 2002. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

WHO IS ENTITLED TO VOTE?

     Holders of Common Stock as of the close of business on March 15, 2002 will be entitled to vote. On such date there were outstanding and entitled to vote 129,915,302 shares of Common Stock of Engelhard, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum. If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to Engelhard, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

     If you are a record holder of Common Stock (that is, if you hold Common Stock in your own name in Engelhard's stock records maintained by our transfer agent, Mellon Investor Services

LLC), you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. If you are not a record holder of Common Stock (that is, if you hold Common Stock in "street name" through a broker or other nominee), you may vote your shares by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 4 p.m. Eastern Daylight Savings Time on May 1, 2002.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I VOTE ELECTRONICALLY OR BY TELEPHONE?

     Yes. After you have submitted a traditional proxy card, you may change your vote at any time before the proxy is exercised by submitting either a notice of revocation or a duly executed proxy bearing a later date. If you previously submitted your proxy through the Internet or by telephone, you may revoke that proxy simply by voting again prior to the time at which such facilities close, by following the same procedures used in casting your prior vote; in that event the later submitted vote will be recorded and the earlier vote revoked.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o for election of the nominated slate of Directors (see page 5); and

     o for approval of the Engelhard Corporation 2002 Long Term Incentive Plan (see page 28).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Each item to be voted on at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast with respect to such item. A properly executed proxy marked "ABSTAIN" and a broker non-vote with respect to any such matter will not be treated as a vote cast, although it will be counted for purposes of determining whether there is a quorum.

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

     The cost of soliciting proxies in the form enclosed will be borne by Engelhard. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, by our employees. We have also engaged D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in such solicitation at an estimated fee of $14,000 plus disbursements. Engelhard may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                     INFORMATION AS TO CERTAIN SHAREHOLDERS

WHO ARE THE LARGEST OWNERS OF ENGELHARD'S COMMON STOCK?

     Set forth below is certain information with respect to the only persons known to us who owned beneficially more than five percent (5%) of our voting securities as of March 1, 2002.

                                                                                  AMOUNT
                                                                               BENEFICIALLY    PERCENT OF
                                                                                   OWNED          CLASS
                                                                               ------------    ----------
Wellington Management Company, LLP (1) (3) ...............................       16,532,885      12.75%
   75 State Street
   Boston, Massachusetts 02109
Vanguard Windsor Funds--Vanguard Windsor Fund (2) (3) ....................       10,454,200       8.06%
   100 Vanguard Boulevard
   Malvern, Pennsylvania 19355
Citigroup Inc. (4) .......................................................        9,744,408       7.52%
   399 Park Avenue
   New York, New York 10043
Dodge & Cox (5) ..........................................................        7,367,400       5.68%
   One Sansome Street
   35th Floor
   San Francisco, California 94104

----------
(1) As reported by Wellington Management Company, LLP on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.

(2) As reported by Vanguard Windsor Funds--Vanguard Windsor Fund on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.

(3) Wellington Management Company, LLP reports that, as investment adviser, it shares beneficial ownership with one of its clients, Vanguard Windsor Funds. Consequently, the same shares may be shown as beneficially owned by both Wellington Management Company, LLP and Vanguard Windsor Funds.

(4) As reported by Citigroup Inc. and its wholly-owned subsidiaries Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney Holdings Inc. on Schedule 13G filed with the Securities and Exchange Commission on January 24, 2002. The Schedule 13G reports that Citigroup Inc. and its wholly-owned subsidiaries Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney Holdings Inc. have shared beneficial ownership of the shares reported as owned by them.

(5) As reported by Dodge & Cox on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2002.

                            1. ELECTION OF DIRECTORS

     Our Board of Directors consists of three classes, Class I, Class II and Class III, each class serving for a full three-year term. Mr. Perry and Mr. Watson are nominees for election as Class III Directors at the Annual Meeting. If elected, they will serve until 2005. The Class I Directors will be considered for reelection at our 2003 Annual Meeting. The Class II Directors will be considered for reelection at our 2004 Annual Meeting. Reuben F. Richards and Orin R. Smith, Class III Directors, will not stand for re-election to the Board of Directors after the expiration of their term of office in May 2002 and the Board of Directors will reduce the number of seats on the Board from eight to six and Mr. Watson, who is currently a Class I Director, will become a Class III Director.

     Mr. Perry has been a member of the Board of Directors since 1997, Mr. Antonini since 1985, Mr. Napier since 1986, Mrs. Pace since 1987 and Mr. Watson since 1991. Mr. Slack joined the Board of Directors in 1981, resigned on May 21, 1999 and was re-elected to the Board of Directors as a Class I Director on June 3, 1999.

     Directors will be elected by the affirmative vote of a majority of the votes cast at the Meeting.

     The persons named as proxies in the accompanying proxy intend to vote, unless you instruct otherwise in your proxy, "FOR" the election of Mr. Perry and Mr. Watson as Class III Directors.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

     The following table sets forth the name and age of each nominee and Director whose term continues, all other positions and offices, if any, now held by him or her with Engelhard and his or her principal occupation during the last five years.

                    NOMINEES FOR REELECTION AT THIS MEETING,
                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS III)
                 ----------------------------------------------

BARRY W. PERRY
  Age 55. Chairman and Chief Executive  Officer of Engelhard since January 2001;
      President and Chief Operating Officer from 1997 until 2001; previously Group Vice President and General Manager of the Appearance and Performance Technologies Group (formerly the Pigments and Additives Group).
  Mr. Perry is also a director of Arrow Electronics, Inc. and Cookson Group plc.

DOUGLAS G. WATSON
  Age 57. Chief Executive Officer of Pittencrieff Glen Associates, a management consulting firm, since June 1999. President and Chief Executive Officer of ValiGen N.V., a biotechnology company, from June 2000 to September 2001. President, Chief Executive Officer and Director of Novartis Corporation, a life sciences company, from January 1997 to May 1999.
  Mr. Watson is also a director of Dendreon Corporation.

                     DIRECTORS WITH TERMS EXPIRING MAY 2003,
                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE
                  PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS I)
                 ----------------------------------------------

MARION H. ANTONINI

  Age 71.  Principal of Kohlberg & Co., a private  merchant  banking firm, since
      March 1998. Chairman and Chief Executive Officer of Welbilt Corporation from prior to 1997 to 1998.
  Mr. Antonini is also a director  of  Scientific-Atlanta,  Inc.  and Color Spot
      Nurseries, Inc.

HENRY R. SLACK
  Age 52. Chairman of Task (USA) Inc., a private investment company,  since June
      1999. Chief Executive of Minorco, an international natural resources company, from prior to 1997 to June 1999.
  Mr. Slack is also a  director  of Terra  Industries  Inc.  and  South  African
      Breweries plc.

                     DIRECTORS WITH TERMS EXPIRING MAY 2004,
                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE
                  PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS II)
                 ----------------------------------------------

JAMES V. NAPIER
  Age 65. Chairman of Scientific-Atlanta,  Inc., a communications  manufacturing company, from prior to 1997 to November 2000.
  Mr. Napier is also a  director  of  Intelligent  Systems  Corporation,  Vulcan
      Materials Company, McKesson Corporation, Personnel Group of America, Inc. and Wabtec Corporation.

NORMA T. PACE
  Age 80.  Partner,  Paper  Analytics  Associates,  a  planning  and  consulting company, from prior to 1997.
  Mrs. Pace is also a director of Hasbro, Inc.

                    SHARE OWNERSHIP OF DIRECTORS AND OFFICERS


HOW MUCH COMMON STOCK DO ENGELHARD'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     Set forth in the following table is the beneficial ownership of Common Stock as of March 1, 2002 for all nominees, Directors, each of the Executive Officers listed on the Summary Compensation Table and all Directors and Executive Officers as a group. No Director or Executive Officer owns more than 1% of the total outstanding shares (including exercisable options) other than Mr. Smith, who owns 1.1%. All Directors and Executive Officers as a group own approximately 3.1% of the total outstanding shares (including exercisable options).

        NAME                                                SHARES
     ----------                                            ---------
Marion H. Antonini                                        89,601(1)(3)(4)
Arthur A. Dornbusch, II                                  594,527(2)
John C. Hess                                             187,448(2)
Peter B. Martin                                           94,224(2)
Michael A. Sperduto                                      177,496(2)
James V. Napier                                           51,604(1)(3)(4)
Norma T. Pace                                             58,763(1)(3)(4)
Barry W. Perry                                           979,171(2)
Reuben F. Richards                                        59,764(1)(3)
Henry R. Slack                                            13,867(1)(3)
Orin R. Smith                                          1,419,839(2)(3)
Douglas G. Watson                                         67,675(1)(3)(4)
All Directors and Executive Officers as a group        3,981,423(1)(2)(3)(4)

----------
(1) Includes 13,500 shares of Common Stock subject to options granted to each of Messrs. Antonini, Napier, Richards and Watson and Mrs. Pace and 2,250 shares of Common Stock subject to options granted to Mr. Slack under our Directors Stock Option Plan, which options may be exercised within 60 days from March 1, 2002.

(2)  Includes  851,501,   447,746,   159,748,  147,521,  73,364,  1,411,114  and
     3,246,615 shares of Common Stock subject to options granted to Messrs. Perry, Dornbusch, Hess, Sperduto, Martin, Smith and all Directors and Executive Officers as a group, respectively, under our Stock Option Plan of 1991 (the "Stock Option Plan") and the Directors Stock Option Plan, which options may be exercised within 60 days from March 1, 2002, and also includes 1,000 shares owned by family members in which persons in the group disclaim any beneficial interest.

(3)  Includes 19,738,  15,130,  21,141,  1,494, 615, 7,729 and 18,133 non-voting deferred stock units earned by Messrs. Antonini, Napier, Richards, Slack, Smith and Watson and Mrs. Pace under the Deferred Stock Plan for Nonemployee Directors. Each deferred stock unit will be converted into a share of Common Stock upon termination of service.

(4) Includes 42,768, 12,451, 14,256 and 18,525 non-voting deferred stock units held by Messrs. Antonini, Napier and Watson and Mrs. Pace under the Deferred Compensation Plan for Directors of Engelhard. Each deferred stock unit will be converted into a share of Common Stock at a future date based on the prior written request of each respective Director as prescribed by the plan.


                BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 2001?

     Our Board of Directors held a total of six meetings during 2001. During 2001 all of our Directors attended more than 75% of the meetings of the Board and meetings of committees of the Board on which they served.

WHAT COMMITTEES DOES THE BOARD OF DIRECTORS HAVE?

     Among  the  standing  committees  of the Board of  Directors  are the Audit
Committee,   the  Compensation   Committee  and  the  Stock  Option/Stock  Bonus
Committee. The Board does not have a nominating committee.

AUDIT COMMITTEE

     The members of the Audit Committee are Mr. Watson (Chairman), Mrs. Pace and Mr. Richards, all of whom are Nonemployee Directors. The Audit Committee periodically reviews our accounting policies, internal accounting controls and the scope and results of the independent accountants' audit of our financial statements. The Audit Committee held four meetings during 2001. See "Report of Audit Committee" on page 26 for more information.

COMPENSATION COMMITTEE

     The members of the Compensation Committee are Messrs. Antonini (Chairman), Napier and Slack, all of whom are Nonemployee Directors. The Compensation Committee determines the appropriate level of compensation for the Officers and employees of Engelhard. The Compensation Committee held four meetings during 2001.

STOCK OPTION/STOCK BONUS COMMITTEE

     The members of the Stock Option/Stock Bonus Committee are Messrs. Antonini (Chairman), Napier and Slack, all of whom are Nonemployee Directors. The Stock Option/Stock Bonus Committee administers our stock option and stock bonus plans and determines the terms and conditions for the issuance of stock options and stock bonus awards to our Officers and employees. The Stock Option/Stock Bonus Committee held four meetings during 2001.

HOW ARE DIRECTORS COMPENSATED?

     Directors who are not our employees each received a retainer at the annual rate of $40,000 in 2001. In addition, Nonemployee Directors received a $1,350 fee for each Board meeting attended in 2001. During 2001, Nonemployee Directors also received a $1,350 fee for each committee meeting attended; a $5,000 annual retainer for each committee on which they served; and the chairman of each committee received an additional $5,000 annual retainer. Directors who are employed by us do not receive any Directors' fees or retainers.

     Pursuant to our Deferred Stock Plan For Nonemployee Directors (the "Deferred Stock Plan") each Nonemployee Director is credited with deferred stock units, each of which evidences the right to receive a share of Common Stock of Engelhard upon the Director's termination of service. Deferred stock units were credited to the accounts of the Nonemployee Directors on May 6, 1999 and will be credited annually on each May 31 with an amount of deferred stock units calculated by dividing an amount equal to 40% of the annual retainer payable to such Nonemployee Director then in effect by the average daily closing price per share of Common Stock of Engelhard for the 20 trading days prior to such date. When a regular cash dividend is paid on the Common Stock, the dividend equivalent on deferred stock units is reinvested in additional deferred stock units using the common stock price for the 20 trading days prior to the dividend payment date. The entire balance of a Nonemployee Director's account under the Deferred Stock Plan will be paid to the Nonemployee Director, in either a lump sum or installments at the election of such Nonemployee Director, in shares of our Common Stock upon the Nonemployee Director's termination of service. If a "change in control" occurs and the Nonemployee Director ceases to be a Director or the Deferred Stock Plan is terminated, the entire balance of the account will be payable in a lump sum within 30 days.

     Pursuant to our Stock Bonus Plan for Nonemployee Directors (the "Directors Stock Bonus Plan"), each person who becomes a Nonemployee Director prior to June 30, 2006 shall be awarded 7,593 shares of our Common Stock effective as of such person's election to our Board of Directors. Such shares will tentatively vest in equal increments over a ten-year period. Directors are entitled to receive cash dividends on and to vote shares which are the subject of an award prior to their distribution or forfeiture. Upon termination of the Director's service as a Nonemployee Director, the Director (or, in the event of his or her death, his or her beneficiary) shall be entitled, in the discretion of the committee formed to administer the Directors Stock Bonus Plan, to receive the shares awarded to such Director which have tentatively vested up to the date of such termination of service. Shares may be received prior to such date if there has been a "change in control." If receipt of shares is accelerated due to a change in control, an additional payment will be made to compensate for the loss of the tax deferral.

     Pursuant to our Directors Stock Option Plan each Nonemployee Director in office on the date of the regular meeting of the Board in December of each year will automatically be granted an option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of such shares at the date of grant. Each option becomes exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option terminates on the tenth anniversary of the date of grant. Each option held by a director which was granted more than one year before his or her termination of service as a director shall become fully exercisable upon termination if such termination is a result of disability, death or retirement after attaining age 65; options may become exercisable prior to such date if there has been an "acquisition of a control interest."

     Pursuant to our Deferred Compensation Plan for Directors, Nonemployee Directors may elect to defer payment of all or a designated portion of their compensation for services as a Director. Under our Deferred Compensation Plan for Directors, deferred amounts will be paid at time of a "change in control" if the participant has made an advance election to that effect. In the event distribution of deferred amounts is so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral resulting from the accelerated payment.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Executive Officers and Directors and persons who own more than 10% of a registered class of Engelhard's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such Executive Officers, Directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our Executive Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for 2001.

                              CERTAIN TRANSACTIONS

     Citibank, N.A. , a subsidiary of Citigroup Inc., which reports beneficial ownership of more than 5% of our Common Stock, participated with other lenders in lines of credit available to Engelhard under revolving credit facilities. Citibank's total commitment is $38 million, none of which was drawn in 2001. In 2001, Citibank received an initial fee of $57,000 and annual facility fees of $35,000 for these facilities. We use subsidiaries of Citigroup, as well as other firms, to provide letters of credit and cash management services to Engelhard. Fees to subsidiaries of Citigroup for these services aggregated less than $60,000 in 2001. In the ordinary course of business, Engelhard engages in foreign exchange and commodities transactions with subsidiaries of Citigroup as well as other firms, all of which are negotiated at arms-length as principals in competitive markets.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the compensation paid by us for services rendered in all capacities during each of the last three fiscal years to our Chief Executive Officer and our other four most highly compensated Executive Officers.

                                                         SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION                    AWARDS (1)
                                  ---------------------------------------- --------------------------
                                                              OTHER ANNUAL    RESTRICTED                  ALL OTHER
                                                              COMPENSATION      STOCK                   COMPENSATION
                                  YEAR  SALARY ($)  BONUS ($)      ($)     AWARD(S)($)(2)  OPTIONS(#)    ($)(1)(3)
                                  ----  ----------  --------- ------------ --------------  ----------   ------------
Barry W. Perry ...............    2001   750,000  1,180,000     95,667(4)     1,223,357      337,424       333,467
Director, Chairman                2000   500,000    790,000        --           507,247       67,184          --
and Chief Executive               1999   428,660    687,600        --           289,716      334,236          --
Officer

Arthur A. Dornbusch, II ......    2001   307,395    192,500        --           126,239       65,416        98,366
Vice President,                   2000   297,000    290,000        --           240,090       31,796         7,731
General Counsel and               1999   284,936    277,100        --           149,812      127,822         6,624
Secretary

John C. Hess .................    2001   236,320    146,518        --            81,364       40,376        48,552
Vice President,                   2000   224,000    182,750        --           134,881       17,860          --
Human Resources                   1999   205,878    168,300        --            84,857       66,894          --

Michael A. Sperduto ..........    2001   223,679    155,750        --            93,666       45,868        26,277
Vice President,                   2000   197,000    120,000        --            78,935       10,456          --
Chief Financial Officer           1999   190,704    111,800        --            49,119       37,459          --

Peter B. Martin ..............    2001   216,300    105,000        --            50,887       24,672        28,011
Vice President,                   2000   210,000    120,000        --            79,841       10,564          --
Investor Relations                1999   199,157    117,000        --            52,951       39,683          --

----------
(1)  Our  Key  Employees  Stock  Bonus  Plan,  our  Stock  Option  Plan  and our
     Restricted Cash Incentive Compensation Plan provide for acceleration of vesting in the event of a "change in control." For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 17.

(2) As of December 31, 2001, Messrs. Perry, Dornbusch, Hess, Sperduto and Martin held 48,579, 19,721, 10,723, 8,327 and 8,286 unvested shares, respectively, of stock which were awarded pursuant to our Key Employees Stock Bonus Plan having a market value of $1,344,667, $545,877, $296,813, $230,491 and $229,356, respectively. The foregoing amounts do not include the reported grants which were made in January and February 2002 for services rendered during 2001. Restricted stock awards of Engelhard's Common Stock granted under the Key Employees Stock Bonus Plan vest in five equal annual installments commencing on February 1 in the year following the grant (or in the case of the January 2002 award of 29,300 shares to Mr. Perry, such award vests entirely on the fifth anniversary of the date of grant). Vesting will be accelerated upon the occurrence of a "change in control." We pay dividends on restricted stock, if and to the extent paid on Common Stock generally, but pay no dividends on stock options. For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 17.

(3) Represents payouts in 2001 pursuant to restricted cash awards made in 2000 under the Restricted Cash Incentive Compensation Plan and, for Mr. Dornbusch, includes interest of $8,997, $7,731 and $6,624 accrued during 2001, 2000 and 1999, respectively, in excess of 120% of the applicable federal interest rate with respect to salary deferrals.

(4) During 2001, amounts include a $25,000 allowance for life insurance and $47,068 for supplemental disability insurance coverage.

     The following table sets forth information concerning individual grants of stock options made under the Stock Option Plan in February 2002 for services rendered during 2001 by each of the named Executive Officers.

                               OPTION GRANTS FOR SERVICES RENDERED DURING 2001

                                                                                               GRANT DATE
                                     INDIVIDUAL GRANTS                                            VALUE
--------------------------------------------------------------------------------------------   -----------
                                    NUMBER OF      % OF TOTAL
                                   SECURITIES    OPTIONS GRANTED
                                   UNDERLYING    TO EMPLOYEES FOR     EXERCISE OR               GRANT DATE
                                    OPTIONS     SERVICES RENDERED      BASE PRICE EXPIRATION   PRESENT VALUE
             NAME                 GRANTED(#)(1)    DURING 2001           ($/SH)      DATE         ($) (2)
-------------------------------   ------------- -----------------     ----------- ----------   -------------
Barry W. Perry ................     170,584           13%                $26.90    12/13/11     1,511,374
                                     84,000            7%                 28.75     1/07/12       800,573
                                     82,840            7%                 27.96     2/13/12       762,956

Arthur A. Dornbusch, II .......      37,940            3%                 26.90    12/13/11       336,148
                                     27,476            2%                 27.96     2/13/12       253,054

John C. Hess ..................      22,652            2%                 26.90    12/13/11       200,697
                                     17,724            1%                 27.96     2/13/12       163,238

Michael A. Sperduto ...........      25,484            2%                 26.90    12/13/11       225,788
                                     20,384            2%                 27.96     2/13/12       187,737

Peter B. Martin ...............      13,592            1%                 26.90    12/13/11       120,425
                                     11,080            1%                 27.96     2/13/12       102,047

----------
(1) Options have a ten-year term and vest in four equal annual installments beginning on the first anniversary of the date of grant. Vesting will be accelerated upon the occurrence of a "change in control." For information as to what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 17.

(2) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of the Common Stock during the applicable period. The model assumes:

     (a) an option term of 5 years, which represents anticipated exercise trends for the named Executive Officers;

     (b) an interest rate of 3.8% that represents the current yield curves as of the grant dates;

     (c) an average volatility of approximately 36% calculated using average weekly stock prices for the five years prior to the grant date; and

     (d) a dividend yield of 1.49%, 1.39% or 1.43% (the dividend yield on the applicable grant date).

     The following table sets forth information concerning each exercise of stock options during 2001 by each of the named Executive Officers and the value of unexercised options at December 31, 2001.

                      AGGREGATE OPTION EXERCISES IN 2001 AND VALUES AT DECEMBER 31, 2001

                                                        NUMBER OF SECURITIES
                                                            UNDERLYING            VALUE OF UNEXERCISED
                                 SHARES               UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON   VALUE     DECEMBER 31, 2001 (#)      DECEMBER 31, 2001 ($)
                                EXERCISE   REALIZED  -------------------------  --------------------------
NAME                               (#)        ($)    EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------  ----------- --------  ----------- -------------  -----------  -------------
Barry W. Perry ..............       0          0       775,547       533,924     $6,852,162    $3,328,178
Arthur A. Dornbusch, II .....       0          0       408,141       191,891      3,712,574     1,371,941
John C. Hess ................       0          0       136,818       106,939      1,246,449       750,780
Michael A. Sperduto .........       0          0       134,173        73,401      1,184,018       435,284
Peter B. Martin .............       0          0        59,460        63,571        549,717       445,942

                                  PENSION PLANS

     The following table shows estimated annual pension benefits payable to a covered participant at normal retirement age under our qualified defined benefit pension plan, as well as the non-qualified supplemental pension plan. This non-qualified plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and provides enhanced benefits for certain named key executives, including the individuals named in the Summary Compensation Table, based on remuneration that is covered under the plans and years of service with Engelhard and its subsidiaries.

                                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
                                      -------------------------------------------------------------------
FINAL AVERAGE PAY                     15 YEARS       20 YEARS      25 YEARS       30 YEARS       35 YEARS
-------------------------------       --------       --------      --------       --------       --------
$     200,000 .................         62,772        86,772        110,772        134,772       134,772
      400,000 .................        134,772       182,772        230,772        278,772       278,772
      600,000 .................        206,772       278,772        350,772        422,772       422,772
      800,000 .................        278,772       374,772        470,772        566,772       566,772
    1,000,000 .................        350,772       470,772        590,772        710,772       710,772
    1,200,000 .................        422,772       566,772        710,772        854,772       854,772
    1,400,000 .................        494,772       662,772        830,772        998,772       998,772
    1,600,000 .................        566,772       758,772        950,772      1,142,772     1,142,772
    1,800,000 .................        638,772       854,772      1,070,772      1,286,772     1,286,772
    2,000,000 .................        710,772       950,772      1,190,772      1,430,772     1,430,772
    2,200,000 .................        782,772     1,046,772      1,310,772      1,574,772     1,574,772
    2,400,000 .................        854,772     1,142,772      1,430,772      1,718,772     1,718,772

     A participant's remuneration covered by our pension plans is his or her average monthly earnings, consisting of base salary and regular cash bonuses, if any (as reported in the Summary Compensation Table), for the highest 60 consecutive calendar months out of the 120 completed calendar months next preceding termination of employment. With respect to each of the individuals named in the Summary Compensation Table on page 13, credited years of service under the plans as of December 31, 2001 are as follows: Mr. Perry, 13 years; Mr. Dornbusch, 25 years; Mr. Hess, 17 years; Mr. Sperduto, 18 years; and Mr. Martin, 5 years. Benefits shown are computed as a straight line single life annuity beginning at age 65 and the benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     Engelhard entered into an employment agreement with Mr. Perry dated as of August 2, 2001. The initial term of the employment agreement extends until December 31, 2003 and, commencing on December 31, 2003, and on each December 31 thereafter, Mr. Perry's employment agreement shall automatically be extended for successive periods so that the remaining term shall always be twelve months, unless notice of intention not to extend shall have been given in writing twelve months prior to the expiration of the original term or any extended term. The agreement will terminate no later than December 31, 2011. The agreement provides for an annual salary of not less than $750,000 for calendar year 2001, $900,000 for calendar year 2002 and $1,000,000 for calendar year 2003, with increases thereafter to be determined by the Compensation Committee of the Board of Directors. In addition, the employment agreement provides for participation in Engelhard's annual Management Incentive Program with target award amounts (not less than one-third of which shall be in the form of a cash bonus) of 75% of the annual salary for 2001, 100% of the annual salary for 2002 and 125% of the annual salary for 2003 and thereafter. The agreement also provides for a formula-based grant of additional equity awards for 2001 if Engelhard's average closing stock price for 2001 exceeds $25 and the total return on Engelhard's Common Stock during calendar year 2001 exceeds the total return of the All S&P Chemicals Index. Since these conditions were met, Mr. Perry was eligible for and received the equity awards set forth in "Summary Compensation Table" on page 13 and "Compensation Committee Report on Executive Compensation" on page 20. Mr. Perry is also entitled to participate in the benefit plans of Engelhard and is entitled to certain other perquisites.

     In the event Engelhard terminates Mr. Perry's employment other than for cause (as defined in the agreement) or in the event Mr. Perry terminates his employment for good reason (as defined in the agreement), the employment agreement provides that Mr. Perry will receive an amount equal to two times the lesser of (i) 4.5 times his then current annual base salary or (ii) the average for the three calendar years preceding such calculation (or such lesser number of calendar years beginning with the calendar year 2001) of the sum of Mr. Perry's annual base salary, annual bonus and the grant date cash value of equity based awards. Amounts payable pursuant to this termination provision will be reduced by certain severance amounts paid to Mr. Perry under the Change in Control Agreements described below. Upon any such termination, Mr. Perry will also be entitled to continued benefits for two years following such termination.

     Pursuant to our Change in Control Agreements, we will provide severance benefits in the event of a termination of an Executive (as defined), except a termination:

     (1)  because of death,

     (2)  because of "Disability,"

     (3)  by Engelhard for "Cause," or

     (4) by the Executive other than for "Good Reason," within the period beginning on the date of a "Potential Change in Control" (as such terms are defined in the Change in Control Agreement) or "change in control" (as defined below) and ending on the third anniversary of the date on which a "change in control" occurs. The severance benefits include:

     (1) the payment of salary to the Executive through the date of termination of employment together with salary in lieu of vacation accrued;

     (2) an amount equal to a pro-rated incentive pool award under our Incentive Compensation Plan, determined as set forth in the Agreement;

     (3) an amount equal to two times the sum of the highest annual salary and incentive pool award in effect during any of the preceding 36 months, determined as set forth in the Agreement;

     (4) continued coverage under our life, disability, health, dental and other employee welfare benefit plans for up to two years;

     (5) continued participation and benefit accruals under our Supplemental Retirement Program for two years following the date of termination; and

     (6) an amount sufficient, after taxes, to reimburse the Executive for any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

     Each of Messrs. Perry, Dornbusch, Hess, Sperduto and Martin is defined as an Executive.

     For purposes of our Change in Control Agreements, a "change in control" is triggered if one of the following occurs:

     (1) twenty-five percent or more of our outstanding securities entitled to vote in the election of directors shall be beneficially owned, directly or indirectly, by any person or group of persons, other than the groups presently owning the same, or

     (2) a majority of our Board of Directors ceases to consist of the existing membership or successors approved by the existing membership or their similar successors, or

     (3) shareholders approve a reorganization or merger with respect to which the persons who were the beneficial owners of our outstanding voting securities immediately prior thereto do not, following the reorganization or merger, beneficially own more than 60% of the outstanding voting securities of the corporation resulting from the reorganization or merger in substantially the same proportions as their ownership of our voting securities immediately prior thereto, or

     (4)  shareholder approval of either:

          (a)  a complete liquidation or dissolution of Engelhard or

          (b) a sale or other disposition of all or substantially all of the assets of Engelhard, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of Engelhard's outstanding securities entitled to vote generally in the election of directors are thereafter beneficially owned, in substantially the same proportions, by all or substantially all of the individuals and entities who were the beneficial owners of such securities prior to such sale or other disposition.

     Our Key Employees Stock Bonus Plan, our Stock Option Plans and our 2002 Long Term Incentive Plan, in which all of the Executive Officers participate, provide for the acceleration of vesting of awards granted in the event of an acquisition of a control interest. If vesting of awards under the Key Employees Stock Bonus Plan is accelerated, an additional payment will be made to compensate for the loss of tax deferral. A participant under these plans and the 2002 Long Term Incentive Plan will, subject to such other conditions, if any, as the Committee may impose, receive accelerated vesting of awards granted in the event of a "change in control," as defined above, except that a "change in control" is triggered by twenty percent, rather than twenty-five percent, beneficial ownership of Engelhard's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the groups presently owning the same.

     Unless a contrary advance election is made, amounts deferred under our Deferred Compensation Plan for Key Employees will be paid in a lump sum upon a "change in control" (a "change in control" for this purpose will occur if either
(1) or (2) in the above definition of "change in control" occurs). If payments are so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral. Under our Directors and Executives Deferred Compensation Plans, which provided for elective deferrals of compensation earned for years from 1986 through 1993, deferred amounts will be paid at the time of an "acquisition of a control interest" if the participant has made an advance election to that effect. In the event distribution of deferred amounts is so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral resulting from the accelerated payment. In addition, certain supplemental retirement benefits under our Supplemental Retirement Program will vest upon a "change in control" (defined as described above in the case of the Change in Control Agreements).

     Our Restricted Cash Incentive Compensation Plan, which is provided to all of the Executive Officers, provides for the acceleration of vesting of awards granted in the event of the occurrence of a change in control. A participant under this plan will, subject to such other conditions, if any, as the Compensation Committee may impose, receive accelerated vesting of awards in the event of a "change in control," as defined above, except that a "change in control" is triggered by twenty percent, rather than twenty-five percent, beneficial ownership of Engelhard's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the persons presently owning the same.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under the overall direction of the Compensation Committee and the Stock Option/Stock Bonus Committee of the Board of Directors and in accordance with our Stock Option Plans and Stock Bonus Plan approved by our shareholders, we have developed and implemented compensation programs designed to:

     o Attract and retain key employees who can build and continue to grow a successful company;

     o Provide incentive to achieve high levels of company, business, and individual performance; and

     o Maintain and enhance alignment of employee and shareholder interests.

     The Compensation and Stock Option Plan/Stock Bonus Committees are composed entirely of Nonemployee Directors individually noted as signatories to this report.

     The Compensation Committee is responsible for overseeing the development and for review and approval of:

     o Overall compensation policy;

     o Salaries for the Chief Executive Officer and for approximately 18 other senior managers worldwide; and

     o Aggregate cash incentive awards for Engelhard and specific individual cash awards under the annual plan for the Chief Executive Officer and approximately 18 other senior managers worldwide.

     The Stock Option/Stock Bonus Committee is responsible for overseeing the development and for review and approval of:

     o Plan design and policies related to senior management and employee awards of options and restricted stock; and

     o Individual grants under the Stock Option Plans and restricted stock awards under the Key Employees Stock Bonus Plan to the Chief Executive Officer and other senior employees worldwide.

     In exercising those responsibilities and in determining the compensation in particular of Mr. Perry and in general of other senior managers individually reviewed, the Committees examine and set:

     1.   BASE SALARY

          The Compensation Committee reviews salaries annually against industry practices as determined by professional outside consultants who conduct annual surveys. Our current competitive target is to pay somewhat above the median for positions of comparable level. This target is being achieved on average for the professional, technical, and managerial salaried work force. Salary structures are set each year based on our target and its actual competitive position. The structure was adjusted upward by 3% for 2002. Likewise merit budgets are established based on a competitive target, actual competitive position, and our desire to recognize and reward individual contribution. For international employees and non-exempt salaried employees in the United States, structure adjustments and merit budgets are determined based on local market conditions.

          Individual merit adjustments are based upon the managers' quantitative and qualitative evaluation of individual performance, including feedback from customers served, against business objectives such as earnings, return on capital, market share, new customers, and development of new commercial products. Performance is also considered in the context of expectations for behavior and the individuals' positions in their respective salary-ranges. The better the performance and the lower the position in range, the greater the percentage base salary increase. Conversely, the lower the performance is evaluated and the higher the position in range, the lower the percentage base salary increase.

          Mr. Perry's salary was increased 20% for 2002 in accordance with the terms of his employment agreement and based on competitive practice and business results, which included earnings results while funding investments in capital expansion, research and development, joint ventures, and acquisitions. Base salary continues to be less than one-fourth of total compensation for Mr. Perry and generally less than one-half of total compensation for other senior management. This reflects our emphasis on non-fixed compensation which varies with Engelhard performance and on other equity vehicles which are closely aligned with shareholder interests.

     2.   ANNUAL CASH AND LONG TERM EQUITY INCENTIVE COMPENSATION

          Our Management Incentive Plan integrates incentive compensation vehicles (including cash bonus award, restricted stock and stock options) to link total compensation for the participant with both competitive practice and the performance of Engelhard and/or the applicable business unit and the individual. The plan facilitates clarity of performance expectations and encourages the identification and commitment to "breakthrough" results. Overall incentive pools are established for cash, restricted stock, and stock options. The pools are determined by a formula based on competitive total compensation for comparable performance; desired compensation mix among cash, restricted stock and options; and on the actual performance of Engelhard and its business units against specific predetermined levels of earnings targets. A threshold level is established below which incentives will not normally be paid. The Committees may adjust these pools up or down based on the economic climate or other special circumstances. Individual awards are determined based on performance against specific objectives within the limits of the pools.

          Our overall results decreased against the results that served as the basis for 2000's Management Incentive Plan awards by 31.1%. As provided under this plan, the level of the pool generated for Engelhard overall and each business group depends upon that group's actual performance against targets established at the beginning of 2001. Once each group's pool was established, individual performance based awards were made as described below.

     a.   ANNUAL CASH INCENTIVE PROGRAM

          This program is designed to provide focus on expected annual results and recognition of accomplishment for the year.

          For 2001, actual cash payments determined under the Management Incentive Plan, including the cash incentive payments to all Executive Officers, were 101.3% of the competitively defined pool as factored for performance.

          For the year 2001, Mr. Perry received a cash incentive award of $930,000, compared with $790,000 for 2000. The 2001 award also reflects Mr. Perry's promotion to Chairman and Chief Executive Officer on January 1, 2001. This was consistent with the plan design considering performance and targets and the payout for Engelhard overall. Total cash compensation paid to eligible participants reflects competitive practice for results achieved and is projected to be around the 75th percentile of competitive practice--higher in lower level positions and lower in higher level positions.

          After assessing Mr. Perry's 2001 performance, the Committees awarded a special, additional cash bonus of $250,000 in recognition of the appreciable increase in shareholder value created since he became Chairman and Chief Executive Officer.

     b.   RESTRICTED STOCK

          Providing for vesting of shares in equal amounts over a period of five years, the Key Employees Stock Bonus Plan is designed to align key employee and shareholder long-term interests by providing designated employees an equity interest in Engelhard. Eligible employees are reviewed annually for award grants determined in the manner previously described.

          The total equity value awarded under the Management Incentive Plan to Executive Officers and other participants for 2001 was 101% of the plan generated pool. The Committee determines the amount of the equity pool for the year, which is then converted to a combination of restricted stock and stock options. Approximately one-third of the value of this equity pool, using present value methodologies, awarded for 2001 was in the form of restricted stock.

          For the year 2001, Mr. Perry received a restricted stock award of 9,965 shares pursuant to the Management Incentive Plan. He received a restricted stock award of 22,395 shares in 2000 and 17,105 shares in 1999. As mentioned above, one-third of the Management Incentive Plan equity pool was converted to restricted stock in 2001. In 2000, one-half of this equity pool was converted to restricted stock. In 1999, one-third of this equity pool was converted to restricted stock.

          In accordance with the terms of his employment agreement, Mr. Perry was also awarded a special restricted stock award of 29,300 shares that do not vest until the fifth anniversary of the award, when they vest entirely. See "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 17. After assessing Mr. Perry's 2001 performance, the Committees awarded an additional restricted stock award of 3,640 shares in recognition of the appreciable increase in shareholder value created since he became Chairman and Chief Executive Officer. Neither of these awards was considered as part of the total equity award under the Management Incentive Plan described above.

     c.   STOCK OPTIONS

          Our Stock Option Plans have been designed to link employee compensation growth directly to growth in share price. In conjunction with restricted stock, options are the major driver of senior management compensation aligning their reward with shareholder interests. As noted above, approximately two-thirds of the compensation value of the equity pool was paid in the form of stock options. Utilizing actuarial and financial Black-Scholes models, the value of an option was calculated to be approximately one-third of the value of a restricted share award.

          In addition, senior managers worldwide including all the Executive Officers are reviewed for annual stock option grants determined under the Management Incentive Plan in the manner previously described. Options vest in equal increments over four years and normally have a ten-year life. Options granted for 2001 under the Management Incentive Plan were 101% of the pool generated.

          For the year 2001, Mr. Perry received stock option awards under the Management Incentive Plan totaling 231,268 options pursuant to the Management Incentive Plan. He received 67,184 stock options in 2000 (Mr. Perry and other participants in the Management Incentive Plan also received restricted cash awards in 2000 which replaced the value of option grants which would otherwise have been made) and 334,236 stock options in 1999.

          In accordance with the terms of his employment agreement, Mr. Perry was also awarded a special stock option award of 84,000 options. See "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 17. After assessing Mr. Perry's 2001 performance, the Committees awarded additional options to purchase 22,156 shares of common stock in recognition of the appreciable increase in shareholder value since he became Chairman and Chief Executive Officer. Neither of these awards was considered as part of the total equity award under the Management Incentive Plan described above.

     The Committees direct the purchase of compensation survey information from several independent professional consultants in order to renew the base, annual cash incentive, and total compensation of Mr. Perry and other individual senior managers and employee groups.

     The Committees are satisfied that relevant competitive data and achievements of Engelhard against its targets in the context of the economic and competitive environment in which Engelhard has operated support the objectives of attracting and retaining key talent, providing incentives for superior performance, and aligning employee and shareholder interests. Nevertheless, the

Committees may reevaluate the current compensation program design as part of their ongoing process of oversight on such matters.

     Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of Engelhard) to no more than $1 million each. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Committee believes that we will not be denied any significant tax deductions for 2001. The Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

                             COMPENSATION COMMITTEE
                       STOCK OPTION/STOCK BONUS COMMITTEE

Marion H. Antonini                Henry R. Slack                 James V. Napier

                                PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                   AMONG ENGELHARD CORPORATION, S&P 500 INDEX
                              AND ALL S&P CHEMICALS

      [The following table represents a line chart in the printed piece.]

                                              DECEMBER 31,
                         -------------------------------------------------------
                          1996      1997      1998     1999      2000     2001
                         -------   -------   -------  -------   -------  -------
Engelhard Corporation ..  100.00     92.59    106.11   104.89    115.91   159.96
S&P 500 ................  100.00    133.36    171.48   207.56    188.66   166.24
All S&P Chemicals ......  100.00    121.12    108.79   128.50    112.14   113.04

----------
* Assumes $100 invested on December 31, 1996 in each referenced group with reinvestment of dividends.

                            REPORT OF AUDIT COMMITTEE

GENERAL

     The Audit Committee acts under a written charter adopted and approved by the Board of Directors on June 1, 2000. Each of the members of the Audit Committee is "independent" as defined by the New York Stock Exchange listing standards.

     Based on the Audit Committee's review of the audited financial statements as of and for the fiscal year ended December 31, 2001 and its discussions with management regarding such audited financial statements, its receipt of written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), its discussions with the independent auditors regarding such auditor's independence, the matters required to be discussed by the Statement on Auditing Standards 61 (COMMUNICATION WITH AUDIT COMMITTEES) and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended December 31, 2001 be included in Engelhard's Annual Report on Form 10-K for such fiscal year. In addition, the Audit Committee considered whether the provision of non-audit services by Arthur Andersen LLP ("AA") is compatible with maintaining auditor independence.

FEES  BILLED TO  ENGELHARD  BY ARTHUR  ANDERSEN  LLP  DURING  FISCAL  YEAR ENDED
  DECEMBER 31, 2001

     AUDIT FEES

     The aggregate fees billed to Engelhard by AA for professional services rendered in connection with the audit of Engelhard's financial statements included in Engelhard's Annual Report on Form 10-K for Fiscal Year 2001, as well as for the review of Engelhard's financial statements included in Engelhard's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001, totaled $2,038,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed to Engelhard by AA during the fiscal year ended December 31, 2001 for financial information systems implementation fees totaled $395,000.

     ALL OTHER FEES

     The aggregate fees billed to Engelhard by AA during the fiscal year ended December 31, 2001, other than those described above, related to tax, internal audit and other audit-related services and totaled $834,000.

                                 AUDIT COMMITTEE

     Douglas G. Watson             Norma T. Pace              Reuben F. Richards

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On February 14, 2000, the Audit Committee and the Board of Directors determined that PriceWaterhouseCoopers LLP ("PWC") should be dismissed as our independent accountants as soon as a new accounting firm was engaged.

     The report of PWC on our financial statements for the fiscal year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During our fiscal years ended December 31, 1998 and December 31, 1999, and during the subsequent interim period, there were no disagreements with PWC on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the matter in their report. During our fiscal years ended December 31, 1998 and 1999, and during the subsequent interim period, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for the following:

          Our Chief Financial Officer (the "CFO"), who retired from Engelhard on February 18, 2000, was formerly a partner in the firm of Coopers & Lybrand, LLP ("Coopers") and served in a number of senior positions within Coopers, including as a member of its Executive Committee. The CFO retired from Coopers on April 30, 1997, prior to Coopers' merger with Price Waterhouse, LLP, and, as a result of his service at Coopers, was entitled to certain retirement benefits from PWC. The CFO joined Engelhard as our chief financial officer on May 1, 1997.

          On February 3, 2000, PWC advised the Audit Committee that issues existed which PWC believed affected PWC's independence. The issues related to the structure of the CFO's retirement benefits from PWC and a disagreement between PWC and the CFO relating to whether the CFO was entitled to certain additional retirement payments pursuant to a 1998 program of PWC to benefit certain Coopers' partners who had retired prior to the merger of Coopers and Price Waterhouse, LLP.

          On February 9, 2000, PWC advised us that, as a result of discussions between the CFO and representatives of PWC regarding the CFO's entitlement to the additional retirement benefits, PWC believed that, in addition to the issues concerning the independence of PWC, information had come to its attention which had led PWC to no longer be able to rely on the representations of the CFO.

          On February 14, 2000, the Audit Committee and the Board of Directors determined that, in order to address any potential independence or other concerns resulting from or arising out of the structure and amount of the CFO's retirement benefits from PWC and related communications between PWC and the CFO, and to avoid the delay and uncertainty which PWC advised would be involved in seeking to resolve the issues in order to enable PWC to continue as our independent auditors, PWC should be dismissed as our certifying accountant as soon as a new accounting firm was engaged to audit our financial statements for the fiscal year ended December 31, 1999. We have authorized PWC to respond fully to the new accountant regarding any matters relating to PWC's audit of our financial statements, the disagreement and communications with the CFO, or any other matter.

     The Board of Directors, based on the recommendation of the Audit Committee, voted to engage Arthur Andersen LLP ("AA") as our independent accountants on February 22, 2000. During the two most recent fiscal years and the subsequent interim period preceding the engagement of AA, neither we nor anyone on our behalf has consulted AA regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to us that AA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

     The Board of Directors, based on the recommendation of the Audit Committee, voted to retain AA to serve as Engelhard's independent public accountants for the year 2002. However, in light of recent, well-publicized events involving AA, Engelhard is reviewing that firm's engagement and has determined not to seek shareholder ratification of AA's selection as Engelhard's independent public accountants. The Board of Directors and the Audit Committee will monitor developments and evaluate AA's ability to provide high-quality, professional services to Engelhard and may, in their discretion, direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of Engelhard and its shareholders.

     AA expects to have a representative at the meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

                        2. 2002 LONG TERM INCENTIVE PLAN

     The Board of Directors Recommends a Vote "FOR" the Approval of the Engelhard Corporation 2002 Long Term Incentive Plan.

     The Board of Directors has adopted the Engelhard Corporation 2002 Long Term Incentive Plan (the "Plan"), subject to shareholder approval.

     We now ask the shareholders to approve the adoption of the Plan. The following summary of the Plan is qualified in its entirety by reference to the Plan, which is attached as Appendix A to this Proxy Statement.

     The Plan will give us continuity and flexibility in offering long term incentive compensation to attract, retain and motivate managers and directors. The Plan, and related actions by the Board, are designed to address the interests and concerns of shareholders with several features, including:

     o The Plan provides for awards using up to 6,000,000 shares. Subject to approval of the Plan, the Board has also reduced shares available under the existing Key Employee Stock Bonus Plan to 1,500,000, a reduction of approximately 5,360,000 shares and eliminated re-grants of forfeited awards. This combination reflects both:

       -- our shift away from full value compensation, such as restricted stock awards, towards compensation, such as stock options, that aligns incentives more closely with the interest of the shareholder; and

       -- our concern with the total shares authorized for compensation and potential dilution.

     o Stock options may not be granted with an exercise price below market value and the exercise price may not be changed after grant without shareholder approval.

     o No more than 500,000 full value awards, such as restricted stock, may be made under the Plan.

     The Board of Directors Recommends a Vote "FOR" the Approval of the Engelhard Corporation 2002 Long Term Incentive Plan.

                                     GENERAL

     The Plan is intended to provide incentives to attract, retain and motivate employees and directors in order to achieve Engelhard's long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees and directors of stock options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance shares, performance units, and other share-based awards (the "Awards"). An aggregate of 6,000,000 shares of Common Stock has been reserved for issuance under the Plan, of which no more than 500,000 shares may be issued in connection with awards other than options and SARs. In addition, during a calendar year: (i) the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the Plan will be 1,000,000 shares and (ii) the maximum number of shares with respect to which Awards intended to qualify as performance-based compensation other than options and SARs may be granted to an eligible participant under the Plan will be 100,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in Engelhard's capital structure, as described below. Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

                         ELIGIBILITY AND ADMINISTRATION

     Officers and other employees of Engelhard and its subsidiaries and affiliates and directors of Engelhard will be eligible to be granted Awards under the Plan. The Plan will be administered by the Stock Option/Stock Bonus Committee or such other Board committee (or the entire Board) as may be designated by the Board (the "Committee"). The Committee will consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Security Exchange Act of 1934 (the "Exchange Act"). The Committee will determine which eligible employees and directors receive

Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. All employees of the Company and its subsidiaries will be eligible to participate in the Plan. The practice of the Company under predecessor plans has been to grant awards to approximately 400 employees each year. Seven Non-Employee Directors are currently eligible to participate in the Plan.

     The Chief Executive Officer shall have the power and authority, subject to the Plan, to make awards under the Plan to executives not subject to Section 16 of the Exchange Act, subject to limitations imposed by the Committee.

     Except for certain antidilution adjustments, unless the approval of shareholders of Engelhard is obtained, options and SARs issued under the Plan will not be amended to lower their exercise price and options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

                                     AWARDS

     Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

     An SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

     Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

     A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

     Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the shares; total shareholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor's 500 Stock Index. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

     The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

                               NONTRANSFERABILITY

     Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

                                CHANGE IN CONTROL

     In the event of a change in control, all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement. For information as to what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 17, except that a "change in control" is triggered by twenty percent, rather than twenty-five percent, beneficial ownership of Engelhard's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the persons presently owning the same.

                            CAPITAL STRUCTURE CHANGES

     If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

                            AMENDMENT AND TERMINATION

     The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required by Section 422 of the Code will not be effective until such approval has been obtained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

                             EFFECTIVE DATE AND TERM

     The Plan is effective as of March 7, 2002, subject to shareholder approval at the May 2, 2002 meeting. Unless earlier terminated, the Plan will expire on March 7, 2012, and no further awards may be granted thereunder after such date.

                                  MARKET VALUE

     The per share closing price of the Common Stock on March 15, 2002 was $30.23.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

     STOCK OPTIONS

     In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to Engelhard. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

     Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. Engelhard will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common
Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

     Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to Engelhard, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by Engelhard) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and Engelhard will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

     If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

     Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     RESTRICTED STOCK

     A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they "vest", i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by Engelhard. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by Engelhard). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and Engelhard will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to Engelhard. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

     SARS AND OTHER AWARDS

     With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to Engelhard.

     PAYMENT OF WITHHOLDING TAXES

     Engelhard may withhold, or require a participant to remit to Engelhard, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the Plan.

     DEDUCTIBILITY LIMIT ON COMPENSATION IN EXCESS OF $1 MILLION

     Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to each "covered employee" (i.e., the chief executive officer and four other most highly compensated executive officers of Engelhard) to no more than $1 million. Engelhard currently intends to structure stock options granted under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Code. See "Compensation Committee Report on Executive Compensation" on page 20.

                                NEW PLAN BENEFITS

     No benefits have been received or allocated to any employee or director under the Plan, and therefore a "New Plan Benefits" table has not been included.

                          FUTURE SHAREHOLDER PROPOSALS

HOW DO I MAKE A PROPOSAL FOR THE 2003 ANNUAL MEETING?

     The deadline for you to submit a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in our proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders (the "2003 Annual Meeting") is November 25, 2002. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is November 25, 2002. Any shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act must be received by us after December 24, 2002 and before January 23, 2002. If received by us after January 23, 2002, then our proxy for the 2003 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2003 Annual Meeting.

                                  HOUSEHOLDING

     The Securities and Exchange Commission recently adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and also can result in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, Engelhard Corporation, 101 Wood Avenue, Iselin New Jersey 08830.

     If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household) please contact us at the above address.

                     ELECTRONIC DELIVERY OF PROXY MATERIALS

     As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy mailings electronically. Electronic delivery saves us money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials and to vote your shares online. To request electronic delivery, please vote via the Internet at www.eproxy.com/ec and, when prompted, enroll to receive or access proxy materials electronically in future years. You may discontinue electronic delivery at any time.

                                  OTHER MATTERS

     At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Engelhard.

                                     By Order of the Board of Directors

                                           ARTHUR A. DORNBUSCH, II
                                       VICE PRESIDENT, GENERAL COUNSEL
                                                AND SECRETARY

March 28, 2002

                                                                      APPENDIX A

                              ENGELHARD CORPORATION

                          2002 LONG TERM INCENTIVE PLAN

1. PURPOSES.

     The purposes of the 2002 Long Term Incentive Plan are to advance the interests of Engelhard Corporation and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. DEFINITIONS.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

          (b) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

          (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (g) "Committee" means the Stock Option/Stock Bonus Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; PROVIDED, HOWEVER, that unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; and provided further that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

          (h) "Company" means Engelhard Corporation, a corporation organized under the laws of Delaware, or any successor corporation.

          (i) "Director" means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

          (j) "Eligible Person" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or
     (ii) a Director.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

          (l) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

          (m) "ISO" means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (n) "NQSO" means any Option that is not an ISO.

          (o) "Option" means a right, granted under Section 5(b), to purchase Shares.

          (p) "Other Share-Based Award" means a right, granted under Section 5(g), that relates to or is valued by reference to Shares.

          (q) "Participant" means an Eligible Person who has been granted an Award under the Plan.

          (r)  "Performance  Share"  means a  performance  share  granted  under
     Section 5(f).

          (s) "Performance Unit" means a performance unit granted under Section 5(f).

          (t) "Plan" means this 2002 Long Term Incentive Plan.

          (u) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

          (v) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

          (w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (x) "SAR" or "Share Appreciation Right" means the right, granted under
     Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

          (y) "Shares" means common stock, $1.00 par value per share, of the Company.

          (z) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. ADMINISTRATION.

          (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

               (i) to select Eligible Persons to whom Awards may be granted;

               (ii) to designate Affiliates;

               (iii) to determine the type or types of Awards to be granted to each Eligible Person;

               (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

               (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

               (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

               (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

               (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

               (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

               (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

               (xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

               (xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

          (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Notwithstanding any provision of the Plan to the contrary, the Chief Executive Officer of the Company shall have the power and authority, subject to the terms and conditions of the Plan, to make awards under the Plan to executives who are not officers or directors of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended; PROVIDED, HOWEVER, that the authority of the Chief Executive
     Officer to make such awards shall be subject to limitations as may be imposed from time to time by the Committee.

          (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

          (d) LIMITATION ON COMMITTEE'S DISCRETION. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

          (e) NO OPTION OR SAR REPRICING WITHOUT SHAREHOLDER APPROVAL. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

4. SHARES SUBJECT TO THE PLAN.

          (a) Subject to adjustment as provided in Section 4(c) hereof, (i) the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 6,000,000 and (ii) the total number of Shares reserved for issuance in connection with Awards other than Options and SARs (I.E., Restricted Share, Restricted Unit, Performance Share, Performance Unit and Other Share-Based Awards) shall be 500,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the applicable provision of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

          (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 100,000 Shares during a calendar year to any Eligible Person under this Plan.

          (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; PROVIDED, HOWEVER, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; PROVIDED, HOWEVER, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

          (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. SPECIFIC TERMS OF AWARDS.

          (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

          (b) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

               (i) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. Consistent with the foregoing, the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

               (ii) OPTION TERM. The term of each Option shall be determined by the Committee; PROVIDED, HOWEVER, that such term shall not be longer than ten years from the date of grant of the Option.

               (iii) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; PROVIDED, HOWEVER, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

               (iv) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

          (c)  SARS.   The   Committee  is   authorized  to  grant  SARs  (Share
     Appreciation Rights) to Eligible Persons on the following terms and conditions:

               (i) RIGHT TO PAYMENT. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

               (ii) OTHER TERMS. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

          (d) RESTRICTED SHARES. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

               (i) ISSUANCE AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

               (ii) FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or dividend equivalents that are at that time subject to restrictions shall be forfeited; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

               (iii) CERTIFICATES FOR SHARES. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

               (iv) DIVIDENDS. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

          (e) RESTRICTED SHARE UNITS. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

               (i) AWARD AND RESTRICTIONS. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

               (ii) FORFEITURE. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined  under criteria  established  by the Committee)  during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

          (f) PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

               (i) PERFORMANCE PERIOD. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares; total shareholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor's 500 Stock Index. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

               (ii) AWARD VALUE. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

               (iii) SIGNIFICANT EVENTS. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

               (iv) FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

               (v) PAYMENT. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

          (g) OTHER SHARE-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(g).

6. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option or grant price of any SAR which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

          (b) TERM OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

          (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

          (d) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall be transferable by an Eligible Person only by will or the laws of descent and distribution (or pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

7. CHANGE OF CONTROL PROVISIONS.

          (a) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control, and (ii) unless the right to lapse of restrictions is waived by a Participant prior to such lapse, all restrictions on outstanding Awards subject to restrictions under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

          (b) DEFINITION OF CHANGE OF CONTROL. For purposes of this Section 7, "Change of Control" shall mean:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (other than by exercise of a conversion privilege); (ii) any acquisition by the Company or any of its subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; (iv) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or (v) any acquisition by a Person owning more than 25% of the Outstanding Company Common Stock on the Effective Date; or

               (ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act); or

               (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect of which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

               (iv) approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) a sale or other disposition of all or substantially all of the assets of the Company, other than to the corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership,
          immediately  prior  to  such  sale  or  other   disposition,   of  the
          Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

8. GENERAL PROVISIONS.

          (a) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

          (b) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's or director's employment or service at any time.

          (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

          (d) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under Section 422 of the Code; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; PROVIDED, HOWEVER, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

          (e) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

          (f) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          (h) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

          (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New Jersey without giving effect to principles of conflict of laws thereof.

          (k) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of March 7, 2002 (the "Effective Date"), subject to approval by shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

          (l) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                      ENGELHARD
                                                        [Logo]





                                                      NOTICE OF
                                                   ANNUAL MEETING
                                                         OF
                                                    SHAREHOLDERS
                                                      AND PROXY
                                                      STATEMENT

                                                     May 2, 2002

                              ENGELHARD CORPORATION
                    101 WOOD AVENUE, ISELIN, NEW JERSEY 08830
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
               FOR THE ANNUAL MEETING OF SHAREHOLDERS-MAY 2, 2002


P
R
O
X
Y


         The undersigned hereby constitutes and appoints Barry W. Perry and Arthur A. Dombusch, II, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of ENGELHARD CORPORATION to be held at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, NJ 08830-3010 on Thursday, May 2, 2002 at 10:00 A.M. Eastern Daylight Savings Time and at any adjournments thereof, on all matters coming before said meeting.

                             (Change of Address/Comments)


                             --------------------------------

                             --------------------------------

                             --------------------------------

                             --------------------------------



You are encouraged to specify your choices by marking the appropriate boxes. See reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


Dear Shareholder(s)

         Enclosed you will find material relative to the Company's 2002 Annual Meeting of Shareholders. The notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

         Whether or not you expect to attend the Annual Meeting, please complete and return promptly on the reverse side the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. Please remember that your vote is important to us.

                                                           ENGELHARD CORPORATION

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                               Please mark
                                                               your vote as [X]
                                                               indicated in
                                                               this example

1.   Election of Directors;             (To withhold vote for any
     01 Barry W. Perry                  individual nominee write
     02 Douglas G. Watson               that name below.)


                                        ----------------------------------------

           FOR                    WITHHELD
          [   ]                    [   ]

2.   Approval of the Engelhard Corporation 2002 Long Term Incentive Plan.

       FOR            AGAINST         ABSTAIN
      [   ]            [   ]           [   ]

3. In their discretion, upon other matters as they may properly come before the meeting.

                                                 I PLAN TO ATTEND
                                                 THE MEETING.  [   ]

                                        By checking the box to the right,    [_]
                                        I consent to future delivery of
                                        annual reports, proxy statements,
                                        prospectuses and other materials
                                        and shareholder communications
                                        electronically via the Internet at
                                        a webpage which will be disclosed
                                        to me. I understand that the
                                        Company may no longer distribute
                                        printed materials to me from any
                                        future shareholder meeting until
                                        such consent is revoked. I
                                        understand that I may revoke my
                                        consent at any time by contacting
                                        the Company's transfer agent,
                                        Mellon Investor Services LLC,
                                        Ridgefield Park, NJ and that costs
                                        normally associated with electronic
                                        delivery, such as usage and
                                        telephone charges as well as any
                                        costs I may incur in printing
                                        documents, will be my
                                        responsibility.


                                        Please mark, sign and return
                                        promptly using the enclosed envelope.
                                        Executors, administrators, trustees,
                                        etc. should give full title as such. If
                                        the signer is a corporation, please
                                        sign full corporate name by duly
                                        authorized officer.


                                        ----------------------------------------

                                        ----------------------------------, 2002
                                        Signatures                   Dated

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY
                                      CARD.

--------------------------------------          ----------------------------------         ---------------------------
               INTERNET                                      TELEPHONE                                 MAIL
http://www.eproxy.com/ec                                  1-800-040-1208

Use the Internet to vote your proxy.            Use any touch-tone telephone to            Mark, sign and date your
Have your proxy card in hand when you           vote your proxy.  Have your proxy          proxy card and return it in
access the website.  You will be          OR    card in hand when you call.  You     OR    the enclosed postage-paid
prompted to enter your control number,          will be prompted to enter your             envelope.
located in the box below, to create             control number, located in the box
and submit an electronic ballot.                below, and then follow the
                                                directions given.
--------------------------------------          ----------------------------------         ---------------------------


         If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.